EXHIBIT 10.29

LEASE AGREEMENT

THIS Lease made and entered into this 1st day of April, 2002, by and between DIRK INVESTMENTS, INC., a Delaware corporation with its principal office located 2331 S. Pullman Street, Santa Ana, California, 92705 (hereinafter referred to as “Lessor”), and TROY Group, Inc., a corporation duly organized and existing under the laws of the State of Delaware, with its principal office at 1 Bryan Drive, Wheeling, West Virginia 26003 (hereinafter referred to as “Lessee”).

WITNESSETH: That Lessor does hereby let, lease and demise unto Lessee the premises located in the City of Wheeling, County of Ohio, State of West Virginia, described as follows, to-wit:

DESCRIPTION OF PREMISES

All of the office area and warehouse space containing approximately 78,000 square feet, including all improvements therein, as shown on the plot plan attached hereto and made a part hereof, (The “Demised Premises” shall include the residential property described in exhibit A-1 attached hereto.) “ Exhibit A “, hereinafter referred to as the “Demised Premises”. Said Demised Premises is a complex situated on 43.342 acres of land as shown on the plot plan attached hereto and made a part hereof, “Exhibit B”, hereinafter referred to as the “Building”, designated by street address as One Bryan Drive, Wheeling, West Virginia 26003, together with the right in common with Lessor to use and to have ingress and egress on, over and across and to permit Lessee’s employees, invitees and customers to use and to have ingress and egress on, over and across all the parking, driving, walking and other common areas of the Building as shown on Exhibit B; provided, however, that Lessee shall comply with the parking restrictions set forth in Paragraph 26 of this Lease and shall not block the driveway or otherwise interfere with the ingress and egress to and from the building;

in consideration of the following mutual covenants, agreements, terms and conditions hereby agreed to by and between Lessor and Lessee, to-wit:

1. TERM: The term of this Lease and Lessee’s obligation to pay rent hereunder shall commence upon April 1, 2002 and shall thereafter continue for a period of six (6) consecutive years ending on the last day of the sixth (6th) full lease year as said term lease year is hereinafter defined.

The first lease year shall begin on the date of the commencement of the term hereof, if the date of commencement of the term hereof shall occur on the first (1st) day of a calendar month. If not, then the first lease year shall commence upon the first (1st) day of the calendar month next following the date of commencement of the term hereof. Each succeeding lease year shall commence upon the anniversary date of the first lease year without notice by either Lessor or Lessee any custom, usage, practice, law, statute or ordinance to the contrary notwithstanding.

a.               Renewal of Term: This agreement shall be renewed automatically for additional periods of six (6) year terms at the end of its current term unless either Party provides to the other a written notice of its intention not to renew the agreement at least sixty (60) days prior to the end of the then current term.

2. RENT: Lessee agrees to pay the sum of Twenty Two Thousand Four Hundred Seventy Two Dollars ($22,472.00) per month as rent, which payments shall be made without demand by checks made payable to Lessor and mailed by United States Mail addressed to Lessor or to the address or to whom Lessor may designate in writing on the first day of every month to be received by the fifth (5th) business day of every month for which rent is due hereunder. Lesser reserves the right to increase the rent on an annual basis at a rate of up to six (6%) percent.

3. SECURITY DEPOSIT: Lessor reserves the right to request and require Lessee to provide a Security Deposit in an amount equal to that of one (1) months base rent. Lessee shall deposit with Lessor upon execution hereof the Security Deposit as security for Lessee’s faithful performance of its obligations under this Lease. If Lessee fails to pay Rent, or otherwise Defaults under this Lease, Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any liability, expense, loss or damage which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of said Security Deposit, Lessee shall within ten (10) days after written request therefore deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. If the Base Rent increases during the term of this Lease, Lessee shall, upon written request from Lessor, deposit additional moneys with Lessor so that the total amount of the Security Deposit shall at all times bear the same proportion to the increased Base Rent as the initial Security Deposit bore to the initial Base Rent. Should the Agreed Use be amended to accommodate a material change In the business of Lessee or to accommodate a sub lessee or assignee, Lessor shall have the right to Increase the Security Deposit to the extent necessary, In Lessor’s reasonable judgment, to account for any increased wear and tear that the Premises may suffer as a result thereof. If a change in control of Lessee occurs during this Lease and following such change the financial condition of Lessee is, in Lessor’s reasonable judgment, significantly reduced, Lessee shall deposit such additional monies with Lessor as shall be sufficient to cause the Security Deposit to be at a commercially reasonable level based on said change in financial condition. Lessor shall not be required to keep the Security Deposit separate from its general accounts. Within fourteen (14) days after the expiration or termination of this Lease, unless Lessor elects to apply the Security Deposit to unpaid Rent or otherwise as permitted above, within thirty-days (30) after the Premises have been vacated by Lessee, Lessor shall return that portion of the Security Deposit not so used or applied by Lessor. No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Lessee under this Lease.

4. USE: The Demised Premises may be used and occupied by Lessee only for the manufacture of wired and wireless print servers, magnetic ink character recognition ribbons and toner and the manufacture and assembly of other office supplies and the storage and warehousing of same.

5. ASSIGNMENT AND SUBLET: This Lease shall not be assigned nor the premises sublet in whole or in part by Lessee without the prior written consent of Lessor. Lessor hereby agrees not to withhold or delay unreasonably Lessor’s consent to assignment or subletting in the event Lessee requests said consent. Lessor’s consent shall not be required for: (a) an assignment or subletting to the parent or subsidiary company of Lessee; (b) the merger with or consolidation into any other corporation by Lessee or the reorganization or redistribution of the manner by which Lessee is held, owned or operated; or (c) any other transfer of the Demised Premises, this Lease, or any part of either, occasioned by a consolidation, merger, reorganization or other sale or similar event involving all or, substantially all of the assets or stock of Lessee, provided that in each instance the successor to Lessee’s interest assumes in full, for the benefit of Lessor, all of the obligations of Lessee under this Lease. As used herein, the phrase “withhold or delay unreasonably Lessor’s consent” shall not entitle Lessor to demand or receive in exchange therefore or as a condition thereto an amount or sum of rent or other financial consideration not expressly required pursuant to the terms of this Lease. Any assignment or subletting (including, without limitation, an, assignment or subletting which does not require Lessor’s consent) shall not affect or limit, in any way, the liability of Lessee under the terms of this Lease.  Lessee shall not mortgage, pledge or otherwise encumber the Demised Premises without the prior written consent of Lessor (which consent shall not be unreasonably withheld). Lessor reserves the right to assign its right to receive rents under the terms of this Lease as collateral for loans from time to time.

6. SIGNS: Lessee, with Lessor’s approval (which approval shall not be unreasonably withheld), shall have the right to construct, erect, place, put, maintain and control on the Demised Premises and in common areas at points of ingress and egress to the Building any sign or signs which may be removed by Lessee at any time provided that: (a) said sign or signs are constructed, erected and removed in a workmanlike manner and comply with the rules, regulations, laws, statutes and ordinances of the city and state in which the Demised Premises are located; and (b) the location, dimensions, design, appearance and construction of such sign or signs are approved by Lessor in writing (which approval shall not be unreasonably withheld). Prior to the termination of this Lease, Lessee shall remove such sign or signs and shall repair any damage to the Demised Premises caused by such removal.

7. LESSEE’S EQUIPMENT: Lessee shall have the right to install and maintain in and on the Demised Premises such equipment as is necessary to the conduct of its business, all of which shall remain the property of Lessee and may be removed by Lessee at any time. Prior to the termination of this Lease, Lessee shall remove Lessee’s equipment from the Demised Premises and shall repair any damage to the Demised Premises, which shall have resulted from removing Lessee’s equipment.

Lessee’s equipment shall mean fixtures, machinery, equipment, furniture and furnishings (whether or not affixed to the Demised Premises) installed and maintained by Lessee for use in connection with the operation of its business as distinguished from the operation of the Demised Premises as a real estate unit.

8. ALTERATIONS: Lessee shall have the right to make any interior, non-structural alterations, additions, changes or improvements on the Demised Premises at Lessee’s cost, provided that said alterations, additions, changes, or improvements do not cost in excess of One Thousand Dollars ($1,000.00) in each instance and do not impair the value of the Demised Premises. All other alterations, additions, changes or improvements on or to the Demised Premises shall require the prior written consent of Lessor, which consent shall not be unreasonably withheld. Any alterations, additions, changes or improvements made by Lessee of the type permitted in this paragraph (including, without limitation those requiring the prior written consent of Lessor), excluding Lessee’s equipment, shall become a part of the Demised Premises and, at the expiration or earlier termination of this Lease, Lessee, upon written request by Lessor, may be required, with the exception of normal wear and tear, to restore the Demised Premises to the condition they were in prior to the making of any said alterations, additions, changes or improvements.

Lessee shall pay, when due, all claims for labor or materials furnished to or for Lessee and shall keep the Building free and clear of any mechanics’ or materialmen’s liens arising from any alterations, additions, changes or improvements performed by or for Lessee.

9. REPAIRS: Lessee agrees to maintain in good repair, at Lessee’s cost, the roof, outer walls (which will include the bulkheads under plate glass windows), downspouts, underground plumbing, exterior lighting, fire protection (dry system), electrical wiring and ceilings, support of floors, and structural portions of the Building and Demised Premises. Lessee agrees to make repairs to the interior of the Demised Premises including, without limitation, repairs and seasonal servicing to the air conditioning and heating equipment serving the Demised Premises. Lessee shall not be required or obligated to make any repairs to the Demised Premises when the repairs or replacements are made necessary by reason of fire, flood, windstorm, earthquake or other casualty covered by standard fire and extended coverage insurance sold in West Virginia. Lessee agrees to surrender the Demised Premises at the expiration or earlier termination of this Lease in as good a condition as at the commencement of the term of this Lease, except Lessee shall not be responsible for the repair or condition of those portions of the Building and Demised Premises which Lessor agrees to maintain, nor damage by dry rot, termites, sinking of floors, ordinary wear and. tear, fire, flood, earthquake, windstorm or other casualty.

10. WARRANTY: Lessor represents and warrants that Lessor has the authority to enter into this Lease as Lessor. Lessee represents and warrants that Lessee has the authority to enter into this Lease as Lessee.

11. FIRE CLAUSE: In the event the Building or the Demised Premises shall be damaged by fire, flood, windstorm, earthquake or any other casualty to such an extent that, in the written opinion (certified as such) of a mutually acceptable licensed architect, they cannot be restored to as good a condition as they were prior to such damage within one hundred fifty (150) days after the date of such casualty, Lessor and Lessee shall each have the right to cancel and terminate this Lease by delivering written notice of such termination to the other party within thirty (30) days after receipt of such architect’s opinion (with the rental obligation being reduced from the date of such damage to the date of such termination in such proportion as will compensate Lessee for any space not usable by Lessee).  If Lessor or Lessee does not exercise such right to cancel this Lease within such thirty (30) day period or if such architect shall have certified that such repairs can be made within a period of one hundred fifty (150) days, Lessor agrees to repair the Building and the Demised Premises with due diligence and, in the meantime, the rent shall be reduced in such proportion as will compensate Lessee for the space not in proper condition during such repair period.  Notwithstanding any terms to the contrary in this Lease, Lessor and Lessee may each terminate this Lease if the damage is not covered by the insurance policies that Landlord must maintain, pursuant to Paragraph 24 of this Lease.

It is further provided that in the event the Demised Premises is substantially destroyed by fire, flood, windstorm, earthquake or any other casualty within one (1) year prior to the expiration or earlier termination of the lease term, both Lessor and Lessee shall have the mutual right to terminate this Lease as of the date of such damage with written notice to the other party.

12. EMINENT DOMAIN: In the event the entire Building is acquired by the exercise of the power of eminent domain, Lessee shall be relieved, after possession is required to be surrendered, of all rent payments and other obligations provided for herein and any rent which has been paid in advance shall be prorated and a refund made by Lessor for any unexpired period for which Lessee does not have possession and for which rent has been paid in advance.

In the event only a portion of the Building or Demised Premises (including parking area which Lessee has the right to use hereunder) is acquired by the exercise of the power of eminent domain but, in the reasonable opinion of Lessee, Lessee can no longer satisfactorily operate its business in the space and/or with the amount of parking area remaining, Lessee shall have the right to terminate and cancel this Lease effective at the time possession of such portion of the Building or Demised Premises must be surrendered. To exercise its right to cancel under this paragraph, Lessee must notify Lessor by written notice, mailed to Lessor at the address designated for the forwarding of rent payments due hereunder, not later than fifteen (15) days prior to the time when possession must be surrendered. In the event Lessee elects to remain, after the taking of a portion of the Building or Demised Premises through the power of eminent domain, Lessor agrees to make promptly all necessary alterations, changes and repairs needed for Lessee’s continued occupancy (but only to the extent funds designated therefore are received by Lessor from the condemning authority) and the rent due hereunder is to be reduced pro rata in proportion to the ratio of the number of square feet of space taken to the original number of square feet.

The rights of Lessee, as set forth in this paragraph, shall in no way prejudice or interfere with any claim which Lessee may have against the authority exercising the power of eminent domain for damages or otherwise and Lessee specifically reserves its right to damages against the authority exercising the power of eminent domain.

13. VACATION: In the event Lessee vacates the Demised Premises before the expiration of the term of this Lease or any extension thereof, which Lessee shall have the right to do, Lessee shall not thereby be relieved from the payment of rent or any other of its duties or obligations under this Lease during the remaining term or any extension thereof.

14. HOLDING OVER: In the event Lessee shall hold over after the expiration or termination of the term of this Lease or any extension thereof with prior written consent from Lessor, said holding over shall not be deemed to be a renewal or extension of this Lease or any extension thereof or the exercise of any option to extend or renew this Lease, but said holding over shall be deemed a tenancy from calendar month to calendar month at a monthly rent equal to the rent for the last month under this Lease.  A month to month tenancy arising by holding over under this paragraph may be terminated by either Lessor or Lessee giving written notice thirty (30) days in advance to the other party hereto.

15. QUIET ENJOYMENT: Lessor covenants and agrees that Lessee, on payment of the rent and the performance of all of the covenants and agreements of this Lease, shall and may peaceably and quietly have, hold and enjoy the Demised Premises.

16. RULES OF PUBLIC OFFICERS: Lessee agrees to comply with the rules, regulations, orders, laws, statutes and ordinances of the duly constituted public authorities governing the use and occupancy of the Demised Premises, but Lessee shall not be required to make any repairs, alterations, changes and/or improvements to the Demised Premises or the appurtenances thereto because of any requirements of the public authorities (unless such repairs, alterations, changes and/or improvements are required as a result of or in connection with any business conducted by Lessee on the Demised Premises or any alterations, changes or improvements which Lessee elects to make to the Demised Premises).  In the event of such requirements by the public authorities, which, under this paragraph, are the responsibility of Lessor, Lessor agrees to make promptly, at its cost, such required repairs, alterations, changes and/or improvements.

17. LESSEE’S BREACH OF COVENANT: In the event Lessee shall: (a) fail to make any payment of rent as herein provided when it becomes due, which failure continues uncorrected for a period of ten (10) days or more after written notice thereof from Lessor to Lessee; or (b) fails to perform or otherwise violates any of the covenants, agreements and conditions of this Lease, which violation continues uncorrected for a period of thirty (30) days or more after notice thereof from Lessor to Lessee (unless such failure or violation, if it is curable, requires work to be performed or acts to be done or remedies which by their nature cannot be performed, done or remedied  within such thirty (30) day period and Lessee shall continue to pursue such cure, it shall have such additional period of time as may be reasonably necessary to cure same), then in either of such events, Lessor shall have the right, in addition to all other rights and remedies available to Lessor at law or in equity, to re-enter the Demised Premises, repossess said Demised Premises, evict Lessee and/or others therein, remove the property of Lessee and others therein  and in the discretion of Lessor, relet the Demised Premises.  Repossession made by Lessor, as provided for in this paragraph, shall not relieve Lessee from the payment of rent during the unexpired portion of the term of this Lease or the unexpired portion of any extension thereof, but in the event Lessor relets the Demised Premises after such repossession and prior to the expiration of this Lease or any extension thereof, Lessee’s liability for rent under this paragraph shall be credited monthly (except Lessee shall receive no surplus over and above its liability for rent) with all rent received by Lessor from said reletting (after deducting from such rent all reasonable costs and expenses incurred by Lessor in connection with such reletting) from the time of reletting to the expiration of this Lease or any extension thereof.

Unpaid installments of rent and other unpaid monetary obligations of Lessee under this Lease shall bear interest from the date due at a rate equal to the lesser of twelve percent (12%) per annum or the maximum rate then allowable by law. In addition to the payment of such interest, if any installment of rent or any other sum due from Lessee is not received by Lessor within ten (10) days after written notice thereof from Lessor to Lessee that such amount is due, then Lessee shall pay to Lessor a late charge equal to five percent (5%) of such overdue amount.

18. LESSOR’S BREACH OF COVENANT: In the event Lessor shall fail to perform the covenants and/or agreements of this Lease which are required to be performed by Lessor and/or there is a breach of any express warranty made herein by Lessor, then Lessee may require Lessor to remedy said default or defaults by the service of written notice on Lessor or Lessor’s agent at the address to which rent payments due under this Lease are forwarded and, if at the expiration of thirty (30) days from the receipt of said notice from Lessee to Lessor (unless such failure or violation, if it is curable, requires work to be performed or acts to be done or remedies which by their nature cannot be performed, done or remedied within such thirty (30) day period and Lessor shall continue to pursue such cure, it shall have such additional period of time as may be reasonably necessary to cure same), then in either of such events, Lessee, in addition to its rights under state and local laws, shall have the right to remedy said breach of covenants, agreements, and/or warranties and the cost of such action shall be deducted by Lessee from the unpaid rents, which shall accrue under the unexpired term of this Lease or any extension thereof.

19. INSPECTION BY LESSOR: Lessor and Lessor’s agents, servants and employees shall have the right to enter the Demised Premises at all reasonable times to inspect and examine the Demised Premises and to make alterations, changes or repairs to the Demised Premises and/or to make repairs for the preservation or maintenance of the Demised Premises. During the last ninety (90) days of the term of this Lease or any extension thereof, Lessor shall have the right to post “For Rent” and/or “For Sale” signs on the Demised Premises and, during said period, Lessor and Lessor’s agents, servants and employees shall have the right to show the Demised Premises to prospective tenants or purchasers at all reasonable times.

20. ZONING: In the event, during the term of this Lease or any extension thereof, the Demised Premises may not be used for the operation of the business which is conducted by Lessee on the Demised Premises on the date of the execution of this Lease due to zoning changes, Lessee shall have the right to terminate this Lease by giving Lessor at least ten (10) days written notice of its election so to do, the notice to set forth the termination date selected by Lessee.

21. TAXES: Lessee shall pay all taxes assessed against or by reason of property which it owns and has the right to remove from the Demised Premises and all licenses and other fees charged against it by reason of its business conducted in the Demised Premises (including, without limitation, any service fees imposed by any local governing authority).  In addition, Lessee shall pay all real estate taxes assessed against the subject property.

22. UTILITIES: Lessee agrees to pay for all gas, water, sewerage, electricity, telephone and other utilities and services used and consumed by Lessee in the Demised Premises. Lessor, at its sole cost, shall be responsible for utility service modifications necessary and shall provide metered billing for Lessee. In the event Lessee should install outside of the Demised Premises an approved addition, alteration, change, improvement or a sign that serves the Demised Premises, as provided for in Paragraphs 8 and 6 respectively, Lessee shall be responsible for all costs associated with any additional utility service necessary to service the addition, alteration, change, improvement or sign.

23. INSURANCE AND INDEMNITY:

(a) Lessee’s Insurance - Lessee shall, at its sole cost and expense, procure and keep in full force and effect during the term of this Lease: (i) comprehensive general liability insurance with respect to the Demised Premises and the operations of or on behalf of Lessee in, on or about the Demised Premises, which policies shall be written on an “occurrence” basis and for not less than Two Million Dollars ($2,000,000) combined single limit per occurrence for bodily injury, death, and property damage liability, or the current limit of liability carried by Lessee, whichever is greater (subject to such increases in amounts as may be deemed reasonable and appropriate under the circumstances within the insurance industry); (ii) workers’ compensation insurance coverage as required by law, together with employers’ liability insurance coverage; and (iii) insurance against fire, vandalism, malicious mischief and such other additional perils as may be included in a standard “all risk” form in general use in Wheeling, West Virginia, insuring Lessee’s furniture, fixtures, equipment, improvements and personal property in an amount equal to not less than ninety percent (90%) of their actual replacement cost. In no event shall the limits of any policy be considered as limiting the liability of Lessee under this Lease.

(b) Policy Requirements - All policies of insurance required to be carried by Lessee pursuant to this paragraph shall be written by  responsible insurance companies authorized to do business in the State of West Virginia and shall be reasonably acceptable to Lessor. Lessee shall provide Lessor with a certificate of insurance evidencing such coverage provided for herein, together with satisfactory evidence of renewal at least thirty-days (30) prior to the expiration of coverage. Each insurance policy required to be carried by Lessee pursuant to this Lease shall contain the following provisions and/or clauses: (i) a provision that the policy and the coverage provided shall be primary and that any coverage carried by Lessor shall be noncontributory with respect to any policies carried by Lessee; (ii) a provision including Lessor and any other parties in interest designated by Lessor as an additional insured, except as to workers, compensation insurance; (iii) a waiver by the insurer of any right to subrogation against Lessor, its shareholders, directors, officers, employees, agents and representatives which arises or might arise by reason of any payment under the policy or by reason of any act or omission of Lessor, its shareholders, directors, officers, employees, agents or representatives; and (iv) a provision that the insurer will not cancel or change the coverage provided by the policy without first giving Lessor thirty (30) days prior written notice.

(c) Indemnity - Lessee shall indemnify, defend, protect and hold harmless Lessor and Lessor’s shareholders, directors, officers, employees, agents and representatives (individually referred to as an “Indemnitee”) from and against any and all claims, demands, liabilities, damages, losses, costs and expenses, collectively referred to as “Claims” (including, without limitation, attorneys’ fees) , arising from or relating to (i) any accident, injury or damage occurring on or about the Demised Premises; (ii) any accident, injury or damage occurring on or about any other portions of the Building when such accident, injury or damage has been caused by any act or omission of Lessee or any of Lessee’s officers, employees, agents, representatives, contractors, licensees, invitees or subtenants; (iii) the conduct of Lessee’s business or Lessee’s use or occupancy of the Demised Premises or the Building; (iv) any activity, work or thing done, permitted or suffered by Lessee in or about the Demised Premises or the Building; or (v) any default by Lessee under the terms of this Lease. The preceding indemnity shall not apply to any Claims arising from Lessor’s sole negligent acts or Lessor’s failure to perform any of its obligations under this Lease. In the event that any action or proceeding is brought against an Indemnitee for a matter covered by this indemnity, Lessee, at the request of such Indemnitee, shall defend such action or proceeding by counsel reasonably satisfactory to such Indemnitee. The provisions of this paragraph shall survive the expiration or earlier termination of this Lease.

24. GENERAL LIABILITY AND FIRE AND EXTENDED COVERAGE: Lessor agrees to carry fire and extended coverage insurance on the Building, including the Demised Premises, in an amount not less than ninety percent (90%) of the replacement value of said Building and Demised Premises in some good and solvent insurance company, and Lessor will pay all premiums on said insurance policy or policies when due. In addition, Lessor shall maintain comprehensive general liability insurance with respect to the portion of the building and parking occasioned by Lessor. Said policy shall be written on a per occurrence basis and for not less than Two Million Dollars ($2,000,000.00) combined single limit per occurrence. Lessor shall furnish to Lessee a certificate of insurance evidencing the coverage as provided for herein. Lessor’s insurance shall not cover Lessee’s furniture, fixtures, equipment, improvements and/or personal property.

25. ESTOPPEL CERTIFICATE: Both Lessor and Lessee each agree that at any time and from time-to-time, upon not less than ten (10) days prior written request by the other party to this Lease Agreement, to execute, acknowledge and deliver to the requesting party an estoppel certificate. It is intended that any statements made in such estoppel certificate may be relied upon by any lender of either Lessor or Lessee, or such lender’s successors or assigns, or by any transferee or assignee of Lessor or Lessee’s interest (or any part thereof) in the Building or the Demised Premises or by any other party providing any form of financing (including by sale of stock, debt, or otherwise) to either Lessor or Lessee.

26. COMMON AREA MAINTENANCE: Lessee agrees to maintain at all times during the term of this Lease or any extension thereof, the common areas located adjacent to the Building, including parking areas, driveways, sidewalks and landscaped areas, in good repair, serviceable, clean, neat and sanitary by the maintenance of a reasonably smooth all weather surface on all paved areas and the  removal of snow, ice, dirt and trash from parking areas, driveways and sidewalks.

27. ATTORNMENT/NON-DISTURBANCE: RIGHT TO CURE LESSOR DEFAULTS:  This Lease is and shall be subject and subordinate to the lien of any existing deed of trust or mortgage (collectively called the “Mortgage”) or any future Mortgage placed upon the Demised Premises provided that, in each such case the mortgagee shall have executed and delivered to Lessee, in recordable form, a non-disturbance agreement which provides that, so long as Lessee is not in default under this Lease beyond any applicable cure period, no default under the Mortgage and no proceeding to foreclose the same, deed in lieu of foreclosure, or the exercise or attempted exercise of any right or remedy under the Mortgage will disturb Lessee’s possession or other rights under the Lease (including any right of Lessee to renew or extend the term thereof) and the Lease will not be affected or cut off thereby. Lessee shall execute from time to time such subordination, attornment and other agreements as Lessor or any mortgagee may reasonably require to effectuate the terms of this  paragraph (which agreements may contain terms and conditions customarily required by institutional lenders), subject to the reasonable approval of Lessee.

28. [PURPOSEFULLY OMITTED]

29. CANCELLATION BY LESSOR: In the event that Lessor requires the space contained in the Demised Premises for the purpose of expanding its business operation or the business operation of any affiliated company of Lessor or partnership in which Lessor is a partner, then Lessor shall have, at any time after the expiration of the primary term hereof, the option to terminate the remaining primary term of the Lease or any renewal period as the case may be, by providing Lessee with one (1) year prior written notice of Lessor’s election to do so.

30. HAZARDOUS SUBSTANCES: As used herein “Environmental Laws” means the Resource Conservation Recovery Act, the Comprehensive Environmental Responsibility Compensation and Liability Act, the Superfund Amendments and Reauthorization Act, the Toxic Substances Control Act, the Hazardous Materials Transportation Act, the Clean Air Act, the Clean Water Act, and other similar federal, state and local laws, as amended, together with all regulations issued or promulgated thereunder, relating to pollution, the protection of the environment or the health and safety of workers or the general public.  As used herein “Hazardous Substance” means any hazardous substance, hazardous or toxic waste, hazardous material, pollutant or contaminant, as those or similar terms are used in the Environmental Laws, including, without limitation, asbestos and asbestos-related products, chlorofluorocarbons, oils or petroleum derived compounds, polychlorinated biphenyls, pesticides and radon. Lessee shall not, without the prior’ written consent of Lessor, use, store, manufacture, release, generate, dispose of or transport any Hazardous Substance on, under, about or near the Demised Premises or the Building. Any Hazardous Substance used, stored, manufactured, released, generated, disposed of or transported on, under, about or near the Demised Premises or the Building by Lessee shall be done so in accordance with all Environmental Laws as well as any other applicable laws, statutes, codes, ordinances, rules and regulations. In the event Lessee causes any contamination of the Demised Premises or the Building, or has caused any such contamination since Lessee first occupied the Demised Premises or the Building, even before the commencement of this Lease, Lessee shall, upon demand of Lessor and at Lessee’s sole cost and expense, promptly take all actions reasonably required by Lessor to remedy any such contamination. Lessee shall indemnify, defend (with counsel reasonably acceptable to Lessor), protect and hold harmless Lessor (and Lessor’s directors, officers, shareholders, partners, affiliates, employees, attorneys, agents and representatives, the foregoing being collectively referred to as “Lessor’s Representatives”) from and against any and all costs of remediation as well as any and all other claims, demands, liabilities, obligations, damages, causes of action, judgments, losses, penalties, fines, costs and expenses (including, without limitation, reasonable attorneys’ fees and expert witness fees) which Lessor or any of Lessor’s Representatives may incur or suffer by reason of or in connection with any use, storage, manufacture, release, generation, disposal or transport of any Hazardous Substance on, under, about or near the Demised Premises or the Building by Lessee or any of Lessee’s officers, employees, agents, representatives, contractors, licensees, invitees or subtenants. The provisions of this paragraph shall survive the expiration or earlier termination of this Lease.

31. TIME OF ESSENCE: Time is of the essence with respect to the performance of all obligations to be performed or observed by the parties under this Lease.

32. CUMULATIVE REMEDIES: No remedy or election hereunder shall be deemed exclusive but shall, whenever possible, be cumulative with all other remedies at law or in equity.

33. ATTORNEYS’ FEES: If either party brings an action or a proceeding to enforce the terms hereof or declare the rights hereunder, the prevailing party shall be entitled to reasonable attorneys’ fees. Lessor shall be entitled to reasonable attorneys’ fees, costs and expenses incurred in the preparation and service of any notices of default for payment of rent, whether or not a legal action is subsequently commenced.

34. NOTICE: By the terms of this Lease, whenever notice shall or may be given either to Lessor or Lessee, such notice shall be in writing and shall be delivered in hand or sent by Certified Mail, Return Receipt Requested, postage prepaid:

If intended for Lessor, addressed to it at the then current address for making rental payments or at such other address as may from time to time be designated by Lessor by like notice; and

If intended for Lessee, addressed to:	TROY GROUP, INC.

2331 South Pullman Street

Santa Ana, California 92705

Attention:	Chief Financial Officer

or at such other addresses as may from time to time be designated by Lessee by like notice.

35. SUCCESSORS: Subject to the terms of Paragraph 5 of this Lease, the covenants, agreements, terms, conditions and warranties of this Lease shall be binding upon and inure to the benefit of Lessor and Lessee and their respective heirs, executors, administrators, successors and assigns.

IN WITNESS WHEREOF, the parties hereto have signed and sealed the foregoing Lease Agreement on the day and year first written above.

DIRK INVESTMENTS, INC. (Lessor)

Attest:

	By:	Suzanne Anderson

	(Title):	Treasurer

(Title)

TROY GROUP, INC. (Lessee)

Attest:

	By:	James Klingler

	(Title)	Chief Financial Officer

Secretary

STATE OF CALIFORNIA	)
) SS.
COUNTY OF ORANGE )

On the           day of                           , 2002, before me personally appeared Suzanne Anderson, to me personally known, who, being by me duly sworn, says that she is a duly authorized officer of Dirk Investments, Inc., that one of the seals affixed to the foregoing instrument is the corporate seal of said corporation, that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors and she acknowledged that the execution of the foregoing instrument was the free act and deed of said corporation.

SEAL
Notary Public

STATE OF CALIFORNIA	)
) SS.
COUNTY OF ORANGE )

On the           day of                           , 2002, before me personally appeared James Klingler, to me personally known, who, being by me duly sworn, says that he is a duly authorized officer of Troy Group, Inc., that one of the seals affixed to the foregoing instrument is the corporate seal of said corporation, that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors and he acknowledged that the execution of the foregoing instrument was the free act and deed of said corporation.

SEAL
Notary Public

EXHIBIT “B”

FIRST

ALL that certain tract of land situate on the westerly side of the Greggsville, Clinton and Potomac Road, partially in the City of Wheeling and partially in Richland - Washington District (formerly Richland District), Ohio County, West Virginia, and being more particularly bounded and described as follows:

BEGINNING at a point in the Greggsville, Clinton and Potomac Road at a common corner to Lot No.1, Map of Washington Acres, said map being recorded in the Office of the Clerk of the County Court of Ohio County, West Virginia, in Deed Book Volume 309, page 118, and the most southerly corner of the 14 and 111/1000 acre tract of land which was conveyed by Lawrence Washington Farms, Inc., to John E. Griffith and Norma V. Griffith, by deed dated October 30, 1978 and recorded in said County Clerk’s Office in Deed Book Volume 586, page 399; thence from said beginning point with said Greggsville, Clinton and Potomac Road, South 21 degrees 46 minutes 40 seconds West 325 and 72/100 feet to a point at the most easterly corner of the 3 and 276/1000 acre tract of land that was conveyed by Emma Landmyer to the Wheeling Dollar Savings and Trust Company by deed dated June 15, 1960 and recorded in said County Clerk’s Office in Deed Book Volume 418, page 440; thence leaving said road and with lines of the said 3 and 276/1000 acre tract the following three (3) bearings and distances: North 71 degrees 51 minutes 40 seconds West 334 and 91/100 feet to a point; thence North 71 degrees 47 minutes West 146 and 17/100 feet to a point; thence North 67 degrees 27 minutes West 722 and 61/100 feet to a point in lands now or formerly owned by August Schafer; thence with said Schafer tract the following six (6) bearings and distances: North 86 degrees 14 minutes 20 seconds East 391 and 42/100 feet to a point; thence North 29 degrees 36 minutes 20 seconds West 403 and 75/100 feet to a point; thence North 19 degrees 41 minutes West 214 and 5/10 feet to a point: thence North 11 degrees 11 minutes West 1567 feet to a point; thence North 09 degrees 19 minutes East 560 feet to a point; thence South 81 degrees 41 minutes East 165 feet to a point in lines of Lawrence Washington Farms, Inc.: thence with said Lawrence Washington Farms, Inc., the following two (2) bearings and distances: South 11 degrees 55 minutes 10 seconds East 412 and 5/10 feet to a point; thence South 21 degrees 55 minutes 10 seconds East (at 550 feet passing the most westerly corner of the 50 and 671/1000 acre tract of land which was conveyed by Lawrence Washington Farms, Inc., to County Estates, Inc., by deed dated April 12, 1979 and recorded in said County Clerk’s Office in Deed Book Volume 589, page 273, and 2,162 and 1/100 feet passing the division line between the said 50 and 671/1000 acre tract of land and the 14 and 111/1000 acre tract of land) 2,442 feet to a point: thence continuing with said 14 and 111/1000 acre tract. South 39 degrees 25 minutes 10 seconds East 257 and 4/100 feet to the place of beginning, containing 42,037 acres, more or less, and as shown on the map prepared by Stegman and Schellhase, Inc., Civil Engineers and Surveyors, dated February 24, 1981.

SECOND ALL that certain tract of land situate in Richland District, Ohio County, and State of West Virginia, being more particularly bounded and described as follows:

BEGINNING at a point in the Greggsville, Clinton and Potomac Road at the most easterly corner of the 3 and 276/1000 acre tract of land that was conveyed by Emma Landmyer to the Wheeling Dollar Savings & Trust Company by deed dated June 15, 1960 and recorded in the office of the Clerk of the County Court of Ohio County, West Virginia, in Deed Book 418, at page 440; thence from said beginning point and with said road. South 23 degrees 38’ 20” West, 100 and 46/100 feet to a point; thence leaving said road and with the northerly lines of D.M. Alexander’s Second Addition, a copy of said plat being on file in said Clerk’s office in Plat Book 1, at page 86 and the easterly and westerly extensions of same the following two (2) bearings and distances: North 71 degrees 51’ 40” West, 329 and 12/100 feet to a point; thence North 71 degrees 47’ West, 146 and 28/100 feet to a point; thence crossing through said 3 and 276/1000 acre tract, North 18 degrees 13’ East, 100 feet to a concrete monument in a northerly line of said 3 and

276/1000 acre tract; thence with same the following two (2) bearings and distances: South 71 degrees 47’ East, 146 and 17/100 feet to an iron pin; thence South 71 degrees 51’ 40” East, (at 271 and 69/100 feet passing an iron pin) 338 and 68/100 feet to the place of beginning, containing 1 1/10 acres, more or less, as compiled from surveys by Stegman & Schellhase, Inc., Civil Engineers and Surveyors.